UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2015

EPIQ SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-36633	48-1056429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas		66105
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (913) 621-9500

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 18, 2014, the Board of Directors (the “Board”) of Epiq Systems, Inc. (the “Company”) announced that it commenced a process to explore a full range of strategic and financial alternatives, which may include among other things, acquisitions, divestitures, or a going-private or recapitalization transaction, in order to determine a course of action that is in the best interest of all shareholders (collectively, the “Strategic Review”).

In addition to the Strategic Review, the Board adopted a Rights Agreement dated as of September 18, 2014, by and between the Company and Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agreement”) to protect shareholders from coercive or otherwise unfair takeover tactics during the time the Board considers a full range of strategic and financial alternatives. In general terms, the Rights Agreement works by imposing significant dilution upon any person or group that acquires 10% or more of the outstanding common stock of the Company without the approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

On April 23, 2015, the Company entered into an amendment (the “Amendment”) to the Rights Agreement to extend the protection afforded shareholders from coercive or otherwise unfair takeover tactics during the Strategic Review until the 2015 Annual Meeting (as defined in Item 8.01 below). The Amendment extends the expiration time of the Rights (as defined in the Rights Agreement) to the earliest of 5:00 p.m., New York City time, on July 7, 2015 and the date on which the Rights are redeemed or exchanged pursuant to the terms and conditions of the Rights Agreement. Prior to the Amendment, the expiration time under the Rights Agreement was the earliest of May 15, 2015 and the date on which the Rights are redeemed or exchanged pursuant to the terms and conditions of the Rights Agreement. The Board does not currently intend to further extend the expiration time of the Rights (as defined in the Rights Agreement) and currently expects such Rights to expire immediately prior to the 2015 Annual Meeting (as defined in Item 8.01 below).

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement. A copy of the Amendment is attached as Exhibit 4.2 and is incorporated herein by reference. A copy of the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Form 8-K filed on September 19, 2014, and is also incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders

The information contained in Item 1.01 regarding the Amendment to the Rights Agreement is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2015, the Board amended and restated the Company’s existing Amended and Restated Bylaws dated October 8, 2014 (such new bylaws, the “New Bylaws”). The New Bylaws became effective immediately upon the Board’s approval. The New Bylaws provide in Section 2.1 of Article II, that the annual meeting of the shareholders be held on July 8, or on another date during June, July or August, as determined by the Board.

The foregoing description of the New Bylaws is qualified in its entirety by reference to the full text of the New Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 23, 2015, the Board declared a cash dividend of $0.09 per share of outstanding common stock (the “Dividend”). The Dividend will be payable on August 3, 2015, to shareholders of record at the close of business on May 26, 2015.

Also on April 23, 2015, the Board determined that its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) will be held at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108 at 10:00 a.m., central time, on July 8, 2015 and that shareholders of record as of the close of business on May 26, 2015 are entitled to notice of and to vote at the 2015 Annual Meeting or any adjournment or postponement thereof.

On April 23, 2015, the Company issued a press release announcing the Board’s declaration of the Dividend, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

3.1	Amended and Restated Bylaws of the Company, effective April 23, 2015.

4.1	Rights Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 19, 2014).

4.2	Amendment No. 1 to Rights Agreement, dated as of April 23, 2015, by and between the Company and Wells Fargo Bank, National Association.

99.1	Press Release of the Company, dated April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Name:	Tom W. Olofson
Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective April 23, 2015.

4.1	Rights Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 19, 2014).

4.2	Amendment No. 1 to Rights Agreement, dated as of April 23, 2015, by and between the Company and Wells Fargo Bank, National Association.

99.1	Press Release of the Company, dated April 23, 2015.

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